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                                                                     EXHIBIT 4.5

                                                         CONFIDENTIAL; ATTORNEY/
                                                      CLIENT PRIVILEGE; ATTORNEY
                                                    WORK PRODUCT; DRAFT 11/21/96

                          CALCULATION AGENCY AGREEMENT

     THIS AGREEMENT dated as of December 18, 1996, between Halliburton Company, a Delaware corporation (hereinafter called the "Company"), having its principal executive office at 3600 Lincoln Plaza, 500 North Akard, Dallas, Texas 75201-3391, and The Chase Manhattan Bank, a New York banking corporation (hereinafter sometimes called the "Calculation Agent" which term shall, unless the context shall otherwise require, include its successors and assigns), having its principal corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                            RECITALS OF THE COMPANY

     The Company proposes to issue from time to time its Medium-Term Notes Due Nine Months or More From Date of Issue, Series A, at an aggregate initial offering price of up to $300,000,000 (the "Notes"). The terms and provisions of the Notes have been established pursuant to that certain Second Senior Indenture dated as of December 1, 1996 between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"), as supplemented, amended and modified by the First Supplemental Indenture dated as of December 5, 1996 (the "Indenture") or will, in accordance with the terms of the Indenture, be established pursuant to an Officer's Certificate hereafter provided by the Company to the Trustee (a "Note Terms Certificate").

     The Company and the Trustee have contemporaneously, in accordance with the terms of that certain Issuing and Paying Agency Agreement dated as of December 18, 1996 (the "IPA Agreement") between the Company and The Chase Manhattan Bank (joined therein for limited purposes by the Trustee), appointed The Chase Manhattan Bank as Authenticating Agent, Paying Agent and Security Registrar with respect to the Notes. Certain of the Notes (the Floating Rate Notes) may bear interest at a floating rate determined by reference to an interest rate formula, and the Company desires to engage the Calculation Agent to perform certain services in connection therewith.

     NOW, THEREFORE, the parties hereto, for and in consideration of the premises, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     Section 1. Capitalized terms used but not defined in this Agreement are defined in the Indenture and are used herein with the meanings ascribed to them.

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     Section 2.  The Company hereby appoints The Chase Manhattan Bank as
Calculation Agent for the Floating Rate Notes, upon the terms and subject to the condition herein mentioned, and The Chase Manhattan Bank hereby accepts such appointment. The Calculation Agent shall act as an agent of the Company for the purpose of determining the interest rate or rates of the Floating Rate Notes.

     Section 3. The Company agrees to deliver to the Calculation Agent, prior to the issuance of any Floating Rate Notes, copies of the proposed forms of such Notes, including copies of all terms and conditions relating to the determination of the interest rate thereunder. The Company shall not issue any Floating Rate Note prior to the receipt of confirmation from the Calculation Agent of its acceptance of the proposed form of such Note. The Calculation Agent hereby confirms its acceptance of the proposed form of Floating Rate Note attached hereto as Exhibit "A".

     Section 4. The Company shall notify the Calculation Agent of the issuance of any Floating Rate Notes prior to the issuance thereof and, at the time of such issuance of any Floating Rate Notes, shall deliver to the Calculation Agent the information required to be provided by the Company for the calculation of the applicable interest rates thereunder. The Calculation Agent shall calculate the applicable interest rates for Floating Rate Notes in accordance with the terms of such Notes, the Indenture, the IPA Agreement and the provisions of this Agreement.

     Section 5. Promptly following the determination of each change to the interest rate applicable to any Floating Rate Note, the Calculation Agent will cause to be forwarded to the Company and the principal paying Agent information regarding the interest rate then in effect for such Floating Rate Note.

     Section 6. The Company will pay the Calculation Agent such reasonable compensation as shall be agreed upon with the Calculation Agent and the reasonable expenses, including reasonable outside counsel fees, incurred by the Calculation Agent in connection with its duties hereunder, upon receipt of such invoices as the Company shall reasonably require.

     Section 7. Notwithstanding any satisfaction or discharge of the Notes or the IPA Agreement, the Company will indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions or demands that it may incur or sustain or that may be made against it in connection with its appointment or the exercise of its power and duties hereunder as well as the reasonable costs, including the expenses and fees of counsel in defending any claim, action or demand, except such losses, liabilities, costs, claimes, actions or demands as may result from the willful misconduct or bad faith of the Calculation Agent or any of its employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Company. In case any action is brought against the Calculation Agent with

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respect to which the Calculation Agent intends to seek indemnification from the
Company pursuant to this paragraph 7, the Calculation Agent will notify the Company in writing of the commencement thereof, and the Company will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the Calculation Agent; provided, however, that, if the defendants in any such action include both the Company and the Calculation Agent and the Calculation Agent shall have reasonably concluded, after consultation with legal counsel of its choosing, that there may be legal defenses available to it that are different from or additional to those available to the Company, the Calculation Agent shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of the Calculation Agent, and in such event the Company will indemnify the Calculation Agent against the reasonable fees and expenses of such separate counsel. In no event shall the Calculation Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 8. The Calculation Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees:

          (a) In performing its obligations under this Agreement, the Calculation Agent is acting as agent for the Company and does not assume any obligation towards, or any relationship of agency or trust for or with, any of the Holders of the Notes;

          (b) unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer of the Company;

          (c) the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein and any duties necessarily incidental thereto;

          (d) the Calculation Agent shall be protected and shall incur no liability for or in respect to any action taken or omitted to be taken or anything suffered in good fath by it in reliance upon anything contained in the Indenture, a Floating Rate Note, the IPA Agreement or any information supplied to it by the Company pursuant to this Agreement, including the information to be supplied pursuant to Sections 3 and 4 above;

          (e) the Calculation Agent, whether acting for itself or in any other capacity, may become the owner or pledgee of Notes with the same rights as it would have had if it were not acting hereunder as Calculation Agent; and

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          (f) the Calculation Agent shall incur no liability hereunder except as may result from the willful misconduct or bad faith of it or its employees.

     Section 9. The Company shall notify the Calculation Agent at least two Business Days prior to the issuance of any Floating Rate Note with an interest rate to be determined by reference to LIBOR or any other formula that would require the Calculation Agent to select banks or other financial institutions (the "Reference Banks") for purposes of quoting rates. Promptly thereafter, the Calculation Agent will notify the Company of the names and addresses of such Reference Banks. Forthwith upon any change in the identity of the Reference Banks, the Calculation Agent shall notify the Company of such change. The Calculation Agent shall not be responsible to the Company or any third party for any failure of Reference Banks to fulfill their duties or to meet their obligations as Reference Banks or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect (except in the event of willful misconduct or bad faith).

     Section 10. Except as provided below, the Calculation Agent may at any time resign as Calculation Agent by giving notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such notice shall be given not less than 60 days prior to the said effective date. Except as provided below, the Company may remove the Calculation Agent by filing with the Calculation Agent a notice of removal specifying the date when such removal shall become effective (such date being at least 15 days after said filing). Any such resignation or removal shall take effect upon:

          (a) the appointment by the Company as hereinafter provided of a successor Calculation Agent; and

          (b) the acceptance of such appointment by such successor Calculation Agent;

provided, however, that, if the Calculation has given not less than 60 days' prior notice of its intention to resign and during such 60 days there has not been an acceptance by a successor Calculation Agent of its appointment as such, the Calculation Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. The Company covenants that it shall appoint a successor Calculation Agent as soon as practicable after receipt of any notice of resignation hereunder. Upon the effectiveness of such resignation or removal, the Calculation Agent shall be entitled to the payment of its compensation and the reimbursement of all reasonable expenses (including reasonable outside counsel fees) incurred by it pursuant to paragraph 6 hereof through the date of such resignation or removal.

     Section 11. If at any time (i) the Calculation Agent shall resign or be removed, shall become incapable of acting, shall determine to liquidate its business or to dissolve, shall file a voluntary

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petition in bankruptcy, shall make an assignment for the benefit of its creditors, shall consent to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property or shall admit in writing its inability to pay or meet its debts as they mature, (ii) a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, (iii) any order of any court shall be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law or (iv) any public official shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Company by an instrument in writing filed with a successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment, the former Calculation Agent shall cease to be Calculation Agent hereunder.

     Section 12. Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder, and such predecessor, upon payment of its reasonable compensation, charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled receive, copies of any relevant records maintained by such predecessor Calculation Agent.

     Section 13. Any corporation or other legal entity into which the Calculation Agent may be merged or converted or any corporation or other legal entity with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be part shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto. Notice of any such merger, conversion, or consolidation shall forthwith be given to the Company.

     Section 14. The provisions of Section 7 hereof shall survive any resignation or removal hereunder.

     Section 15. Any notice required to be given hereunder shall be sent by letter or telex or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter, telex or telecopy), to the parties hereto at the addresses and telephone and telecopy numbers set forth below or to such other address as the party receiving such notice shall have previously specified:

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                                                         CONFIDENTIAL; ATTORNEY/
                                                      CLIENT PRIVILEGE; ATTORNEY
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     If to the Company:       Halliburton Company
                              3600 Lincoln Plaza
                              500 North Akard
                              Dallas, Texas 75201-3391
                              Telephone: (214) 978-2600
                              Facsimile:  (214) 978-2783


     If to the Calculation
     Agent:                   The Chase Manhattan Bank
                              Corporate Trust Group
                              450 West 33rd Street, 15th Floor
                              New York, New York  10001
                              Telephone:  212-946-3481
                              Facsimile:   212-946-3498/3499
                              Attention:  Ms. Lisa Price

     Section 16. This Agreement may be amended only by a writing duly executed and delivered by each of the parties hereto.

     Section 17. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

     Section 18. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

                              HALLIBURTON COMPANY



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                                                         CONFIDENTIAL; ATTORNEY/
                                                      CLIENT PRIVILEGE; ATTORNEY
                                                    WORK PRODUCT; DRAFT 11/21/96


                              THE CHASE MANHATTAN BANK



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